                       FIFTH AMENDMENT TO CREDIT AGREEMENT


         BRIGHTPOINT, INC., a Delaware corporation (the "Company"), the banks listed on the signature pages hereof (each individually a "Bank" and collectively the "Banks") and BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION, a national banking association with its principal office in Indianapolis, Indiana, as agent for the Banks (in such capacity the "Agent" and in its individual capacity "Bank One") agree as follows:

1. CONTEXT. This Fifth Amendment is made in the context of the following agreed statement of facts:

         a. The Company, the Banks and the Agent are parties to a Credit Agreement dated June 13, 1995, as amended by a First Amendment to Credit Agreement dated as of September 15, 1995, a Second Amendment to Credit Agreement dated as of January 19, 1996, a Third Amendment to Credit Agreement dated as of June 7, 1996, and a Fourth Amendment to Credit Agreement dated as of June 28, 1996 (collectively, the "Agreement").

         b. The Company has requested that the Banks (i) modify certain affirmative and negative covenants to permit the Company to guarantee certain indebtedness and to permit the Company's Subsidiary, International, to enter into certain indebtedness, and (ii) to waive the Company's noncompliance with its Fixed Charge Coverage Covenant, and other covenants, as of September 30, 1996.

         c. The Banks have agreed to such requests, subject to certain terms and conditions, and the parties have executed this document (this "Fifth Amendment") to give effect to their agreement.

2. DEFINITIONS. Terms used in this Fifth Amendment with their initial letters capitalized are used as defined in the Agreement, unless otherwise defined herein.

         a. Amended Definition. The definition of "Funded Debt" in Section 1 of the Agreement is hereby amended to restate clauses (d) and (e) of such definition as follows:

                  "(d) to the extent not already included in clause (a) above, all guaranties and other obligations (contingent or otherwise) of the Company and its Subsidiaries, calculated on a consolidated basis, to assure a creditor against loss (including, without limitation, letters of responsibility or comfort letters, arrangements to purchase or repurchase property or obligations, to pay for property, goods or services whether or not delivered or rendered, to maintain working capital, equity capital or other financial statement condition of, or to lend or contribute to or invest in a third party) in respect of obligations of such third party, provided however, that the guaranty by the Company of the line of credit obligations of International shall be included in the calculation of Funded Debt at the principal amount of the debt outstanding on the date of calculation and not at the face amount of the guaranty; (e) to the extent not already included in clauses (a) or (d) above, all consolidated obligations of the Company and its Subsidiaries for extensions of credit including the face amount of letters of credit issued for the account of the Company or any Subsidiary, whether or not representing obligations for borrowed money (for purposes of this clause (e), Subsidiary shall include subsidiaries of International),"

         b. New Definition. A new definition is added to Section 1 of the Agreement to read as follows:

                  o Fifth Amendment. "Fifth Amendment" means the written
                    amendment to this Agreement entitled "Fifth Amendment to Credit Agreement" and dated effective as of October 11, 1996.

3. AMENDMENT TO FINANCIAL COVENANTS. Section 5.g(iii) of the Agreement is hereby amended and restated in its entirety as follows:

         (iii) Fixed Charge Coverage. At the end of each fiscal quarter, for the four consecutive fiscal quarters ending as of such fiscal quarter end, from the date of the Fifth Amendment and until December 30, 1996, the Company shall maintain a fixed charge coverage ratio of not less than
         1.25 to 1.0. At December 31, 1996, and at each fiscal quarter thereafter until December 30, 1997, the Company shall maintain a fixed charge coverage ratio of not less than 1.35 to 1.0. At December 31, 1997, and at each fiscal quarter thereafter, the Company shall maintain a fixed charge coverage ratio of not less than 1.50 to 1.0. For purposes of this covenant, the phrase "fixed charge coverage ratio" means, for any relevant period, the ratio of the sum of net income plus depreciation, amortization and interest expense plus cash taxes paid over the sum of payments made on term debt during the period for which the ratio is being calculated, including current capital lease payments but excluding any payments made on account of the Loan, plus interest expense, plus expenditures for fixed assets not funded with borrowed funds, plus dividends paid, plus cash taxes paid; provided that for purposes of this covenant, net income shall not be reduced by the expenses incurred by the Company related to the Allied transaction in a maximum sum of $2,500,000.00.

4. AMENDMENTS TO NEGATIVE COVENANTS. Section 6 of the Agreement is amended as follows:

         a. Section 6.c. of the Agreement is hereby amended and restated in its entirety as follows:

                  c. Guaranties. The Company shall not be, and shall not permit any Subsidiary to be, a guarantor or surety of, or otherwise be responsible in any manner with respect to any undertaking of any other person or entity, whether by guaranty agreement or by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services or otherwise except for:

                  (i) guaranties in favor of the Banks or the Agent on behalf of the Banks;

                  (ii) the guaranty by the Company of certain debt of International or a subsidiary of International, in an aggregate amount not to exceed $25,000,000 plus interest and costs of collection;

                  (iii) guaranties by endorsement of instruments for deposit made in the ordinary course of business;

                  (iv) guaranties by International in favor of its subsidiaries; and

                  (v) those specific existing guaranties listed on the "Schedule of Exceptions" attached as Exhibit "D".

         b. Subsections (iv) and (vi) of Section 6.d. of the Agreement are amended and restated in their entirety as follows:

                  (iv) loans, advances or guaranties from the Company to or on behalf of International not in excess of the aggregate principal amount of $30,000,000.00, including any guaranty by the Company for indebtedness of any subsidiary of International and provided that any Letters of Credit issued for the account of the Company but on behalf of International shall be included in the amount of loans, advances or guaranties for purposes of this subsection;

                  (vi) loans and advances from International to any subsidiaries of International and a Shareholder Note dated July 1, 1996 owed to International from Dana Marlin and John M. Maclean-Arnott, with a present principal balance of $1,106,000.00;

         c. Section 6.e. of the Agreement is hereby amended to increase the amount of Two Million Dollars in the second sentence of such Subsection to "Five Million Dollars ($5,000,000.00)", which amount shall exclude the acquisition of Hatadicorp Pty. Ltd of Australia by a subsidiary of International, which acquisition is specifically consented to by the Banks.

         d. Section 6.k. of the Agreement is hereby amended and restated in its entirety as follows:

                  k. Lease Obligations. The Company shall not incur, and shall not permit any Subsidiary to incur, obligations under any operating leases if as a result, the aggregate payment obligations of the Company and its Subsidiaries under all such leases in any fiscal year would exceed $1,000,000; except:

                  (i) an operating lease for computer equipment, software, and certain furniture and fixtures in a total aggregate amount not to exceed $5,000,000 to be entered into prior to December 31, 1996; and

                  (ii) those existing obligations disclosed on the "Schedule of Exceptions" attached as Exhibit "D".

         e. Section 6.l. of the Agreement is hereby amended and restated in its entirety as follows:

                  l. Debt. The Company shall not incur or permit to exist, and shall not permit any Subsidiary to incur or permit to exist, any Indebtedness in excess of the aggregate amount of $2,000,000.00 at any time outstanding, except for:

                  (i)      Indebtedness owed to the Banks under this Agreement;

                  (ii)     Rate Hedging Obligations with any Bank;

                  (iii) Indebtedness of International or a subsidiary of International in an aggregate amount not to exceed $25,000,000.00 under a revolving line of credit or for the purchase of Hatadicorp Pty. Ltd;

                  (iv) the Company's guaranties of the Indebtedness of International or a subsidiary of International, which guaranties shall not exceed in the aggregate $25,000,000.00 plus interest and costs of collection;

                  (v) the operating lease obligations permitted to be incurred under Section 6.k. hereof;

                  (vi) to the extent not already included above, the Indebtedness permitted under Section 6.d. hereof; and

                  (vii) those existing obligations disclosed on the "Schedule of Exceptions" attached as Exhibit "D".

5. WAIVER OF NONCOMPLIANCE WITH FINANCIAL COVENANT. The Banks acknowledge that the Company was not in compliance with the Fixed Charge Coverage Ratio set forth in Section 5.g.(iii) at September 30, 1996. The Banks hereby waive such noncompliance at such date and waive their right to exercise remedies available under the Agreement as the result of the Company's failure to maintain its Fixed Charge Coverage Ratio at required levels. Such waiver shall not constitute any agreement or waiver on the part of the Banks to any further or other default or noncompliance on the part of the Company or any Subsidiary.

6. WAIVER OF CONSOLIDATING FINANCIAL STATEMENTS OF ACQUISITION. The Company has informed the Banks that the assets and liabilities of Acquisition have been or will be transferred to the books and records of the Company and that, as of September 30, 1996, there will be no separate books and records of Acquisition. The Banks waive the remedies available under the Agreement for the failure of the Company to comply with the provisions of Section 5.b(ii) with respect to furnishing the consolidating financial statements of Acquisition for the months ending September 30, 1996, October 31, 1996 and November 30, 1996; provided that the Company agrees to take all action necessary to effect the merger of Acquisition into the Company on or before December 31, 1996, and provided further that the Company will provide (A) a written certification to the Banks that Acquisition has no assets or business operations which are not reflected in the financial statements of the Company, which certification will accompany each of the financial statements furnished to the Banks pursuant to the Agreement prior to the merger of Acquisition into the Company, and (B) written notice to the Banks when the merger has been completed accompanied by copies of the Articles of Merger, or comparable appropriate documents, certified by the Secretary of State of Delaware. The Company acknowledges that if the merger of Acquisition into the Company is not completed by December 31, 1996, the Company shall comply with the provisions of Section 5.b(ii) which provisions require the consolidating financial statements of Acquisition.

7. CONDITIONS PRECEDENT. As conditions precedent to the effectiveness of this Fifth Amendment, the Agent shall have received, each duly executed and in form and substance satisfactory to the Banks, the following:

         a. This Fifth Amendment, and

         b. Such other documents as may be reasonably required by the Agent or the Banks.

8. REPRESENTATIONS AND WARRANTIES. To induce the Banks and the Agent to enter into this Fifth Amendment, the Company represents and warrants, as of the date of this Fifth Amendment, and except as otherwise provided in this Fifth Amendment, that no Event of Default or Unmatured Event of Default has occurred or is continuing and that the representations and warranties contained in
Section 3 of the Agreement are true and correct, except that the representations contained in Section 3.d. refer to the latest financial statements furnished to the Banks by the Company pursuant to the requirements of the Agreement.

9. REAFFIRMATION OF THE AGREEMENT. Except as amended by this Fifth Amendment, all terms and conditions of the Agreement shall remain unchanged and in full force and effect and the Obligations of the Company shall continue to be secured and guaranteed as therein provided until payment and performance in full of all Obligations.

10. COUNTERPARTS. This Fifth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company, the Agent and the Banks, by their respective duly authorized officers, have executed this Fifth Amendment to Credit Agreement with effect as of October 11, 1996.

                      BRIGHTPOINT, INC.


                       By /s/ J. Mark Howell
                          ----------------------------------------------------
                            J. Mark Howell, President and
                                Chief Operating Officer

                       Address:  6402 Corporate Drive
                                 Indianapolis, Indiana 46278
                                 Attn: President and Chief Operating Officer
                                 Fax: (317) 387-5493



                      [BALANCE OF PAGE INTENTIONALLY BLANK]

                       BANK ONE, INDIANAPOLIS, NATIONAL
                       ASSOCIATION Individually and as Agent



                       By /s/ Brian D. Smith
                          -----------------------------------------------------
                            Brian D. Smith, Vice President and
                                Senior Relationship Manager

                       PERCENTAGE: 41.5%

                       Address:        Bank One Center/Tower
                                       111 Monument Circle, Suite 1921
                                       P.O. Box 7700
                                       Indianapolis, Indiana 46277-0119
                                       Attn: Manager, Metropolitan Department B
                                       Fax: (317) 321-8079


                       THE FIRST NATIONAL BANK OF CHICAGO



                       By
                         -----------------------------------------------------

                         -----------------------------------------------------
                                        Printed Name & Title

                      PERCENTAGE: 26.0%

                       Address:        One First National Plaza
                                       Mail Suite 0088
                                       Chicago, Illinois 60670-0088
                                       Attn: Cory M. Olson
                                       Fax: (312) 732-5161

                       BANK ONE, INDIANAPOLIS, NATIONAL
                       ASSOCIATION Individually and as Agent



                       By /s/
                          -----------------------------------------------------
                            Brian D. Smith, Vice President and
                                Senior Relationship Manager

                       PERCENTAGE: 41.5%

                       Address:        Bank One Center/Tower
                                       111 Monument Circle, Suite 1921
                                       P.O. Box 7700
                                       Indianapolis, Indiana 46277-0119
                                       Attn: Manager, Metropolitan Department B
                                       Fax: (317) 321-8079


                       THE FIRST NATIONAL BANK OF CHICAGO



                       By /s/ Cory M. Olson
                         -----------------------------------------------------
                         Cory M. Olson V.P.
                         -----------------------------------------------------
                                        Printed Name & Title

                      PERCENTAGE: 26.0%

                       Address:        One First National Plaza
                                       Mail Suite 0088
                                       Chicago, Illinois 60670-0088
                                       Attn: Cory M. Olson
                                       Fax: (312) 732-5161

                      SUNTRUST BANK, CENTRAL FLORIDA, N.A.

                      By /s/ C. A. Black
                        ------------------------------------------------------
                         Christopher A. Black, V.P.
                        ------------------------------------------------------
                                         Printed Name & Title

                      PERCENTAGE: 19.0%

                      Address:        SunTrust Bank, Central Florida, N.A.
                                      200 South Orange Avenue
                                      Orlando, Florida 32801
                                      Attn: Chris Black, Vice President
                                      Fax: (407) 237-6894


                      CORESTATES BANK, N.A.


                      By
                        ------------------------------------------------------

                        ------------------------------------------------------
                                          Printed Name & Title

                      PERCENTAGE: 13.5%

                      Address:        CoreStates Bank, N.A.
                                      2240 Butler Pike
                                      Plymouth Meeting, Pennsylvania 19462
                                      Attn: William Johnston
                                      Fax: (610) 834-2069


SS-87748-4

                      SUNTRUST BANK, CENTRAL FLORIDA, N.A.

                      By
                        ------------------------------------------------------

                        ------------------------------------------------------
                                         Printed Name & Title

                      PERCENTAGE: 19.0%

                      Address:        SunTrust Bank, Central Florida, N.A.
                                      200 South Orange Avenue
                                      Orlando, Florida 32801
                                      Attn: Chris Black, Vice President
                                      Fax: (407) 237-6894


                      CORESTATES BANK, N.A.


                      By /s/ William Johnston
                        ------------------------------------------------------

                        William Johnston, VP
                        ------------------------------------------------------
                                          Printed Name & Title

                      PERCENTAGE: 13.5%

                      Address:        CoreStates Bank, N.A.
                                      2240 Butler Pike
                                      Plymouth Meeting, Pennsylvania 19462
                                      Attn: William Johnston
                                      Fax: (610) 834-2069


SS-87748-4

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